Exhibit 15.2

Zurich, 28 February 2020

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following registration statements of UBS Group AG, UBS AG and their affiliates:

(1)   on Form F-3 (Registration Number 333-225551), and each related prospectus currently outstanding under such registration statement,

(2)   on Form F-4 (Registration Number 333-234705), and each related prospectus currently outstanding under such registration statement,

(3)   on Form S-8 (Registration Numbers 333-200634; 333-200635; 333-200641; 333-200665; 333-215254; 333-215255; and 333-228653), and each related prospectus currently outstanding under any of the aforementioned registration statements,

(4)   the base prospectus of Corporate Asset Backed Corporation (CABCO) dated 23 June 2004 (Registration Number 333-111572),

(5)   the Form 8-K of CABCO dated 23 June 2004 (SEC FileNumber 001-13444), and

(6)   the Prospectus Supplements relating to the CABCO Series 2004-101 Trust dated 10 May 2004 (Registration Number 033-91744) and 17 May 2004 (Registration Number 033-91744-05),

of our reports dated 27 February 2020, with respect to the consolidated financial statements of UBS AG and the effectiveness of internal control over financial reporting of UBS AG, included in this Annual Report (Form 20-F) for the year ended 31 December 2019, filed with the Securities and Exchange Commission.

Ernst & Young Ltd

/s/ Marie-Laure Delarue Marie-Laure Delarue Licensed Audit Expert	/s/ Ira S. Fitlin Ira S. Fitlin Certified Public Accountant (U.S.)